Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Second Quarter Revenue at High End of Guidance and Earnings Per Share Above Guidance

Company generates strong operating margin and cash position; narrows revenue and raises EPS guidance

PROVO, Utah — August 7, 2025 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced second quarter revenue at the high end of its guidance range and earnings per share exceeding guidance.

Executive Summary
Q2 2025 vs. Prior-year Quarter

Revenue	$386.1 million; (12.1)% • 0.3% FX impact or $1.4 million
Earnings Per Share (EPS)	$0.43 compared to $(2.38) or $0.21 excluding impairment and other charges
Customers	771,407; (14)%
Paid Affiliates	130,799; (16)%
Sales Leaders	29,593; (23)%

“We are pleased with our solid performance in the second quarter including our efforts to drive revenue at the high end of our guidance and significantly exceeding our forecast for earnings per share,” said Ryan Napierski, Nu Skin president and CEO. “We are also pleased with our ongoing operational optimization efforts resulting in 8% operating margin despite top-line pressures on the business. Our Rhyz Manufacturing segment continues to perform well with 17% year-over-year revenue growth.

“We also made significant progress during the quarter in building sales leader engagement and alignment for our key initiatives for late 2025 and 2026. We are on schedule for a mid-Q4 limited preview of our Prysm iO intelligent wellness device, the next innovation in our line of the world’s best-selling beauty and wellness device systems.1 We believe this AI-powered wellness assessment device will stimulate growth in our nutritional supplements business by providing personalized product recommendations and subscriptions to drive customer lifetime value. Additionally, leveraging success principles for developing markets gleaned from Latin America, where we had 107% year-over-year revenue growth, we are on track with our plans for Q4 market pre-opening activities in India with a formal launch anticipated for mid-2026. We remain confident in our strategy going forward to return to growth and drive shareholder value.”

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 2
Q2 2025 Year-over-year Operating Results

Revenue	$386.1 million compared to $439.1 million • 0.3% FX impact or $1.4 million
Gross Margin	68.8% compared to 70.0% • Nu Skin business was 77.5% compared to 76.1%
Selling Expenses	33.2% compared to 37.7% • Nu Skin business was 40.0% compared to 42.2%
G&A Expenses	27.6% compared to 26.9%
Operating Margin	8.0% compared to (28.6)% or 5.4% excluding impairment and other charges
Interest Expense	$2.5 million compared to $6.7 million
Other Income/ (Expense)	$(0.8) million compared to $0.6 million
Income Tax Rate	23.0% compared to 10.2% or 41.4% excluding impairment and other charges
EPS	$0.43 compared to $(2.38) or $0.21 excluding impairment and other charges

Stockholder Value

Dividend Payments	$3.0 million
Stock Repurchases	$0.0 million • $157.4 million remaining in authorization

Q3 and Full-year 2025 Outlook

Q3 2025 Revenue	$360 to $390 million; (16)% to (9)% or (13)% to (5)% excluding Mavely 2024 revenue • Approximately (1)% FX impact
Q3 2025 EPS	$0.25 to $0.35
2025 Revenue	$1.48 to $1.55 billion; (15)% to (11)% or (11)% to (7)% excluding Mavely 2024 revenue • Approximately (1)% FX impact
2025 EPS	$3.05 to $3.25 or $1.15 to $1.35 excluding Mavely gain and other charges

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 3
“We are encouraged by the positive results of our ongoing efforts to improve overall profitability, which has generated significant cash and further strengthened our balance sheet,” said James D. Thomas, chief financial officer. “Notably, we’ve achieved our goal of reaching a positive net cash position ahead of schedule, marking the first time in more than 4 years that we’ve been in such a position. Based on our first-half results and greater clarity into performance and consumer sentiment through the end of the year, we are narrowing our revenue and increasing our earnings guidance. For 2025, we project revenue of $1.48 billion to $1.55 billion and earnings per share of $3.05 to $3.25 with adjusted EPS of $1.15 to $1.35. For the third quarter, we project revenue between $360 million and $390 million, with earnings per share in the range of $0.25 to $0.35.”

Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Aug. 22, 2025.

About Nu Skin Enterprises Inc.

The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty and wellness device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

1Source Euromonitor International Limited; At-Home Beauty and Wellness Device Systems on a total retail level in RSP, excluding salon services that may offer packages, research conducted April – May 2024.

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 4
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment and the company’s performance, growth and growth opportunities, shareholder value, product previews and launches and their potential benefits to the business, investments, initiatives, and new market expansion and its timing; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “schedule,” “accelerate,” “project,” “remain,” “outlook,” “guidance,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve important risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets;

•	competitive pressures in the company’s markets;
•	risk that epidemics or other crises, as well as any related disruptions, could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies; and

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 5
Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, operating margin and income tax rate, each excluding the gain from the Mavely sale, restructuring charges, impairment charges, unrealized investment loss, and/or other charges, as well as revenue growth rate excluding Mavely 2024 revenue, also are non-GAAP financial measures.

•	Restructuring charges, impairment charges, and unrealized investment losses are not part of the ongoing operations of our underlying business;
•	Mavely revenue is no longer included in our operations following our sale of this business on January 2, 2025; and
•	the gain from the Mavely sale and the other charges incurred in connection with this sale that have been excluded in the non-GAAP financial measures are not typical for our ongoing operations.

The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, general & administrative expenses, operating margin, income tax rate and revenue growth rate calculated under GAAP, below.

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended June 30, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended June 30,			Constant- Currency
	2025	2024	Change	Change
Nu Skin
Americas	$72,946	$84,935	(14.1)%	(8.2)%
Southeast Asia/Pacific	50,834	60,341	(15.8)%	(17.3)%
Mainland China	53,224	64,710	(17.7)%	(18.0)%
Japan	44,550	42,587	4.6%	(3.1)%
Europe & Africa	37,328	40,714	(8.3)%	(13.0)%
South Korea	34,068	44,119	(22.8)%	(21.3)%
Hong Kong/Taiwan	27,527	33,846	(18.7)%	(21.1)%
Nu Skin Other	427	(4)	10,775.0%	10,775.0%
Total Nu Skin	320,904	371,248	(13.6)%	(13.9)%
Rhyz
Manufacturing	60,400	51,473	17.3%	17.3%
Rhyz Other	4,834	16,360	(70.5)%	(70.5)%
Total Rhyz	65,234	67,833	(3.8)%	(3.8)%
Total	$386,138	$439,081	(12.1)%	(12.4)%

The following table sets forth revenue for the six-month periods ended June 30, 2025, and 2024 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,			Constant- Currency
	2025	2024	Change	Change
Nu Skin
Americas	$142,004	$159,966	(11.2)%	(5.0)%
Southeast Asia/Pacific	103,006	120,406	(14.5)%	(14.7)%
Mainland China	100,999	125,777	(19.7)%	(19.2)%
Japan	87,315	86,823	0.6%	(1.9)%
Europe & Africa	70,349	82,987	(15.2)%	(16.3)%
South Korea	66,583	85,082	(21.7)%	(17.4)%
Hong Kong/Taiwan	55,974	64,312	(13.0)%	(13.0)%
Nu Skin Other	956	668	43.1%	43.1%
Total Nu Skin	627,186	726,021	(13.6)%	(12.1)%
Rhyz
Manufacturing	115,690	101,775	13.7%	13.7%
Rhyz Other	7,752	28,591	(72.9)%	(72.9)%
Total Rhyz	123,442	130,366	(5.3)%	(5.3)%
Total	$750,628	$856,387	(12.3)%	(11.1)%

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 7
The following tables provide information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended June 30, 2025 and 2024.

	Three Months Ended June 30,
	2025	2024	Change
Customers
Americas	240,477	226,626	6%
Southeast Asia/Pacific	72,814	88,662	(18)%
Mainland China	117,325	179,021	(34)%
Japan	105,961	109,357	(3)%
Europe & Africa	126,146	143,336	(12)%
South Korea	67,313	99,358	(32)%
Hong Kong/Taiwan	41,371	47,154	(12)%
Total Customers	771,407	893,514	(14)%
Paid Affiliates
Americas	28,827	29,531	(2)%
Southeast Asia/Pacific	21,092	29,701	(29)%
Mainland China	19,399	24,404	(21)%
Japan	19,605	21,575	(9)%
Europe & Africa	15,320	17,402	(12)%
South Korea	16,986	22,116	(23)%
Hong Kong/Taiwan	9,570	10,757	(11)%
Total Paid Affiliates	130,799	155,486	(16)%
Sales Leaders
Americas	5,971	6,070	(2)%
Southeast Asia/Pacific	4,126	5,601	(26)%
Mainland China	5,790	10,266	(44)%
Japan	5,882	6,116	(4)%
Europe & Africa	2,695	3,432	(21)%
South Korea	3,066	4,689	(35)%
Hong Kong/Taiwan	2,063	2,418	(15)%
Total Sales Leaders	29,593	38,592	(23)%

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$386,138	$439,081	$750,628	$856,387
Cost of sales	120,405	131,904	237,934	255,146
Gross profit	265,733	307,177	512,694	601,241

Operating expenses:
Selling expenses	128,228	165,463	246,774	319,005
General and administrative expenses	106,725	117,921	219,929	242,487
Restructuring and impairment expenses	—	149,350	25,114	156,484
Total operating expenses	234,953	432,734	491,817	717,976

Operating income (loss)	30,780	(125,557)	20,877	(116,735)
Interest expense	2,526	6,720	5,809	14,045
Gain on sale of business	—	—	176,162	—
Other income (expense), net	(843)	629	(29,218)	233

Income (loss) before provision for income taxes	27,411	(131,648)	162,012	(130,547)
Provision (benefit) for income taxes	6,292	(13,390)	33,378	(11,756)

Net income (loss)	$21,119	$(118,258)	$128,634	$(118,791)

Net income (loss) per share:
Basic	$0.43	$(2.38)	$2.59	$(2.39)
Diluted	$0.43	$(2.38)	$2.59	$(2.39)

Weighted-average common shares outstanding (000s):
Basic	49,441	49,688	49,601	49,613
Diluted	49,499	49,688	49,748	49,613

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$264,159	$186,883
Current investments	1,211	11,111
Accounts receivable, net	59,703	50,784
Inventories, net	180,377	190,242
Prepaid expenses and other	66,103	72,643
Current assets held for sale	—	26,936
Total current assets	571,553	538,599

Property and equipment, net	374,207	379,595
Operating lease right-of-use assets	77,736	72,605
Goodwill	83,625	83,625
Other intangible assets, net	45,937	74,278
Other assets	290,635	298,008
Long-term assets held for sale	—	22,204
Total assets	$1,443,693	$1,468,914

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,734	$34,880
Accrued expenses	220,172	217,808
Current portion of long-term debt	35,000	30,000
Current liabilities held for sale	—	13,919
Total current liabilities	283,906	296,607

Operating lease liabilities	61,837	58,439
Long-term debt	213,900	363,613
Other liabilities	96,296	97,475
Long-term liabilities held for sale	—	1,325
Total liabilities	655,939	817,459

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	627,515	627,787
Treasury stock, at cost – 41.1 million and 40.8 million shares	(1,560,411)	(1,563,614)
Accumulated other comprehensive loss	(114,058)	(124,758)
Retained earnings	1,834,617	1,711,949
Total stockholders' equity	787,754	651,455
Total liabilities and stockholders’ equity	$1,443,693	$1,468,914

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Certain Charges to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Operating Income	$30,780	$(125,557)	$20,877	$(116,735)
Impact of other charges(1)	-	-	7,966	-
Impact of restructuring and impairment	-	149,350	25,114	156,484
Adjusted operating income	$30,780	$23,793	$53,957	$39,749

Operating margin	8.0%	(28.6)%	2.8%	(13.6)%
Operating margin, excluding certain charges	8.0%	5.4%	7.2%	4.6%

Revenue	$386,138	$439,081	$750,628	$856,387

(1) Other charges for the first quarter of 2025 consist of expenses incurred in connection with the Mavely sale, including $2.7 million of transaction bonuses for certain employees and $5.2 million of equity compensation as a result of the vesting of the Mavely profits interest units.

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Mavely Gain and Certain Charges to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Provision (benefit) for income taxes	$6,292	$(13,390)	$33,378	$(11,756)
Impact of other charges(1) on provision for income taxes	-	-	725	-
Impact of restructuring and impairment on provision for income taxes	-	20,715	5,433	23,071
Impact of gain on Mavely sale on provision for income taxes	-	-	(31,104)	-
Impact of unrealized investment loss on provision for income taxes	-	-	6,074	-
Provision for income taxes, excluding impact of Mavely gain and certain charges	$6,292	$7,325	$14,506	$11,315

Income before provision for income taxes	27,411	(131,648)	162,012	(130,547)
Impact of other charges(1)	-	-	7,966
Impact of restructuring and impairment expense:	-	149,350	25,114	156,484
Impact of gain on Mavely sale	-	-	(176,162)	-
Impact of unrealized investment loss	-	-	28,077	-
Income before provision for income taxes, excluding impact certain charges	$27,411	$17,702	$47,007	$25,937

Effective tax rate	23.0%	10.2%	20.6%	9.0%
Effective tax rate, excluding impact of Mavely gain and certain charges	23.0%	41.4%	30.9%	43.6%

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Mavely Gain and Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net income	$21,119	$(118,258)	$128,634	$(118,791)
Impact of other charges
Other charges(1)	-	-	7,966	-
Tax impact	-	-	(725)	-
Impact of restructuring and impairment expense:
Restructuring and impairment	-	149,350	25,114	156,484
Tax impact	-	(20,715)	(5,433)	(23,071)
Impact of gain on Mavely sale
Gain on Mavely sale	-	-	(176,162)	-
Tax impact	-	-	31,104	-
Impact of unrealized investment loss
Unrealized investment loss	-	-	28,077	-
Tax impact	-	-	(6,074)	-
Adjusted net income	$21,119	$10,377	$32,501	$14,622

Diluted earnings per share	$0.43	$(2.38)	$2.59	$(2.39)
Diluted earnings per share, excluding impact of Mavely gain and certain charges	$0.43	$0.21	$0.65	$0.29

Weighted-average common shares outstanding (000)	49,499	49,688	49,748	49,613

Nu Skin Enterprises Reports Second Quarter 2025 Financial Results	page 13
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Mavely Gain and Certain Charges to GAAP Earnings Per Share

	Year ended December 31, 2025
	Low end	High end
Earnings Per Share	$3.05	$3.25
Impact of other charges
Other charges(1)	0.16	0.16
Tax impact	(0.01)	(0.01)
Impact of restructuring and impairment expense:
Restructuring and impairment	0.50	0.50
Tax impact	(0.11)	(0.11)
Impact of gain on Mavely sale
Gain on Mavely sale	(3.50)	(3.50)
Tax impact	0.62	0.62
Impact of unrealized investment loss
Unrealized investment loss	0.56	0.56
Tax impact	(0.12)	(0.12)
Adjusted EPS	$1.15	$1.35

NU SKIN ENTERPRISES, INC.
Reconciliation of Revenue Growth Rates Excluding Mavely to GAAP Revenue Growth Rates
(in thousands)

	Three months ended September 30, 2025		Year ended December 31, 2025
	Low end	High end	Low end	High end
2024 Revenue	$430,145	$430,145	$1,732,084	$1,732,084
Less: Mavely 2024 Revenue	18,391	18,391	69,620	69,620
Adjusted 2024 Revenue	$411,754	$411,754	$1,662,464	$1,662,464

Revenue Growth Rate	(16)%	(9)%	(15)%	(11)%
Revenue Growth Rate, excluding Mavely	(13)%	(5)%	(11)%	(7)%

2025 Forecasted Revenue	$360,000	$390,000	$1,480,000	$1,550,000

# # #
CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577